SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2008

TRANS WORLD ENTERTAINMENT CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-14818	14-1541629
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	identification No.)

38 Corporate Circle, Albany, New York		12203

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (518) 452-1242

None

(Former name or former address, if changed since last report.)

ITEM 7.01. REGULATION FD DISCLOSURE

On May 6, 2008, Trans World Entertainment Corporation issued a press release announcing that its Chief Executive Officer and largest shareholder, Robert J. Higgins, has withdrawn his preliminary proposal to acquire the Company, which was first announced in November 2007, and there are no other pending proposals by management and/or third parties to acquire the Company at this time. In withdrawing his preliminary proposal, Mr. Higgins indicated to a special committee of the board of directors that continuing poor credit market conditions have substantially increased the costs and burdens of the debt financing that would be required to acquire the Company. A copy of Trans World Entertainment Corporation’s press release is furnished with this report as Exhibit 99.1, and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K is being furnished under Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

      (c)EXHIBITS. The following are furnished as Exhibits to this Report:

Exhibit
No.	Description
---	-----------

99.1	Trans World Entertainment Corporation Press Release dated May 6, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANS WORLD ENTERTAINMENT CORPORATION

/s/ John J. Sullivan
Date: May 7, 2008	--------------------------------------------
John J. Sullivan
Executive Vice President-Finance, Chief
Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
---	-----------

99.1	Trans World Entertainment Corporation Press Release dated May 6, 2008.